UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 24, 2006
SUNRISE SENIOR LIVING, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-16499 (Commission File Number)	54-1746596 (I.R.S. Employer Identification No.)
7902 Westpark Drive
McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)
(703) 273-7500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.
          On April 24, 2006, the rights issued under the Rights Agreement, dated as of April 25, 1996, between Sunrise Senior Living, Inc. (the “Company”) and Wachovia Bank, National Association, as successor to First Union National Bank of North Carolina, as rights agent, as amended (the “Old Rights Agreement”), expired. The rights granted pursuant to the Old Rights Agreement entitled stockholders to acquire shares of the Company’s Series C Junior Participating Preferred Stock (the “Series C Stock”), par value $.01 per share, from the Company at substantially below market value under certain change-in-control scenarios.
          The Old Rights Agreement was replaced with a new rights agreement, dated as of April 24, 2006, between the Company and American Stock Transfer & Trust Company, as rights agent (“New Rights Agreement”). The rights granted under the New Rights Agreement entitle stockholders to acquire shares of the Company’s Series D Junior Participating Preferred Stock. A copy of the New Rights Agreement, including a summary description of its terms, is included in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 21, 2006 and incorporated by reference herein.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
          In connection with the expiration of the rights issued under the Company’s Old Rights Agreement, the Company’s board of directors approved an amendment to the Company’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), by way of a Certificate of Elimination of the Series C Stock. On April 27, 2006, the Company filed the Certificate of Elimination with the Secretary of State of the State of Delaware, which is the effective date of the amendment. The Certificate of Elimination (a) eliminated the previously designated 60,000 shares of the Series C Stock, none of which were outstanding at the time of the filing, (b) upon such elimination, caused such shares of the Series C Stock to resume the status that they held prior to their initial designation, and (c) eliminated from the Certificate of Incorporation of the Company, all references to the Series C Stock. As a result of the filing of the Certificate of Elimination, the Company now has 9,910,000 shares of undesignated serial preferred stock, the rights, preferences and privileges of which may again be designated by the Company’s board of directors. A copy of the Certificate of Elimination is attached hereto as Exhibit 3.1 and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.	Description

3.1	Certificate of Elimination relating to the Company’s Series C Junior Participating Preferred Stock.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE SENIOR LIVING, INC. (Registrant)
Date: April 27, 2006	By:	/s/ Bradley B. Rush
Bradley B. Rush
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Document

3.1	Certificate of Elimination relating to the Company’s Series C Junior Participating Preferred Stock.